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(BELDEN CDT LOGO)

                                                                   EXHIBIT 10.20
                          NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

GRANTED TO:                                                 NUMBER OF SHARES OF
                                         GRANT DATE         BELDEN INC. COMMON       SOCIAL SECURITY NUMBER
          [NAME]                        -------------       --------------------     ----------------------
                                        JULY 16, 2004              2,000

This Agreement is made between Belden CDT Inc., a Delaware corporation, having its principal office in St. Louis, Missouri (the "Company"), and the undersigned, a non-employee director of the Company.


The parties have agreed as follows:

1. Pursuant to the 2001 Cable Design Technologies Corporation Long-Term Performance Incentive Plan (the "Plan"), the Company grants to the director a restricted stock award in the number of shares of the Company's common stock, par value $.01 per share, noted above (the "Restricted Shares"), on the grant date, after giving effect to the one for two reverse stock split pursuant to the merger between the Company and Belden Inc. (the "Merger"), subject to the following conditions and the terms and conditions of the
     Plan:

     (a) Transfer Restrictions. The Restricted Shares shall not be sold, exchanged, transferred, pledged, or otherwise disposed of before the director's departure from the Board of Directors of the Company ("Transfer Restrictions"). The grant is subject to forfeiture in the event the director is removed from the Board for cause.

     (b) Disability/Death. In the event of disability or death of the director during continued service with the Company, the Transfer Restrictions shall lapse and be of no further force or effect and the shares shall be deemed fully vested.

     (c) Transferability. Prior to the lapsing of the Transfer Restrictions, no Restricted Shares shall be transferable by the director except pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code).

     (d) Sale of Assets/Merger. In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company (other than the Merger) pursuant to Section 14 of the Plan, the restrictions applicable to all shares of Restricted Shares shall lapse and such shares shall be deemed fully vested.

     The Compensation Committee (the "Committee") has the discretion to determine whether to issue share certificates for any Restricted Shares (or to make a book-entry transfer for uncertified shares) awarded to the director while they are subject to any Transfer Restrictions. Thereafter, the director will be entitled to receive share certificates (or in the Company's discretion such book-entry shall be made) for such shares.


     THE RESTRICTED SHARES GRANTED UNDER THIS AGREEMENT ARE SUBJECT TO THE COMPANY'S REGISTERING THE SHARES UNDER APPLICABLE SECURITIES LAWS.

2. Subject to the Transfer Restrictions, the director shall have all of the rights of a shareholder of the Company with respect to such Restricted Shares, including the right to vote such Restricted Shares and to receive all dividends or other distributions paid with respect to such Restricted Shares.

3. To the extent the issuance of Restricted Shares or the lapse of Transfer Restrictions results in the receipt of compensation to the director, the Company is authorized to withhold from any cash compensation then or thereafter payable to the director any tax required to be withheld by reason of the receipt of compensation resulting from the award, the issuance of shares or the lapse of the Transfer Restrictions.

4. The director agrees to take any action, and consents to taking such action by the Company, with respect to the Restricted Shares awarded by this Agreement to achieve compliance with applicable laws or regulations. Any determination by the Company's legal counsel with respect to such need for any action to achieve compliance shall be final and binding.

5. The Committee shall have authority, subject to the express provisions of the Plan, to construe this Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem expedient to carry out the purpose of the Plan. All action by the Committee under the provisions of this paragraph shall be final and binding for all purposes.

7. This Agreement shall be construed and enforced in accordance with the laws of Delaware, other than any choice of law provisions calling for the application of the laws of another jurisdiction.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the Grant Date first above written.


Belden CDT Inc.


By
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    C. Baker Cunningham
    President and Chief Executive Officer



Director Signature
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Social Security No.
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Home Address
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